Exhibit 99.1

Oaktree Specialty Lending Corporation and Oaktree Strategic Income II, Inc.

Announce Stockholder Approvals of Merger

LOS ANGELES, CA, January 20, 2023 – Oaktree Specialty Lending Corporation (NASDAQ:OCSL) (“OCSL”) and Oaktree Strategic Income II, Inc. (“OSI II”) today announced that each company obtained stockholder approval of the proposals related to the previously announced two-step merger of the two companies (the “Merger”) at their respective stockholder meetings held on January 20, 2023.

Stockholders voted overwhelmingly in favor of the proposed transaction, as over 96% of voting OCSL stockholders and approximately 89% of voting OSI II stockholders supported the Merger. The transaction is expected to close on or about January 23, 2023, subject to the satisfaction of customary closing conditions.

Armen Panossian, Chief Executive Officer and Chief Investment Officer of OCSL and OSI II, said, “We would like to thank shareholders of both companies for their strong support of the transaction. We look forward to closing this merger and are confident that the increased scale of the combined company will provide many immediate and long-term benefits to all of our stakeholders.”

In addition, OCSL received stockholder approval to implement a 1-for-3 reverse stock split of its common stock. The reverse stock split is expected to be effective for purposes of trading as of the opening of business on January 23, 2023.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. OCSL’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. OCSL is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit OCSL’s website at www.oaktreespecialtylending.com.

About Oaktree Strategic Income II, Inc.

Oaktree Strategic Income II, Inc. is a specialty finance company focused on lending to small- and medium-sized businesses. OSI II’s investment objective is to generate current income and long-term capital appreciation by lending to and investing in the debt of public and private companies. OSI II is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the Merger. The forward-looking statements may include statements as to: future operating results of OSI II and OCSL and distribution projections; business prospects of OSI II and OCSL; and the impact of the Merger. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Merger closing; (ii) the expected synergies and savings associated with the Merger; (iii) the ability to realize the anticipated benefits of the Merger, including the expected elimination of certain expenses and costs due to the Merger; (iv) the possibility that competing offers or acquisition proposals will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the risk that stockholder litigation in connection with the Merger may result in significant costs of defense and liability; (viii) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ix) risks associated with possible disruption in the operations of OSI II and OCSL or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine), natural disasters or the COVID-19 pandemic; (x) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xi) conditions in OSI II’s and OCSL’s operating areas, particularly with respect to business development companies or regulated investment companies; and (xii) other considerations that may be disclosed from time to time in OSI II’s and OCSL’s publicly disseminated documents and filings. OSI II and OCSL have based the forward-looking statements included in this press release on information available to them on the date of this press release, and they assume no obligation to update any such forward-looking statements. Although OSI II and OCSL undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OSI II and OCSL in the future may file with the SEC, including, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Michael Mosticchio

(212) 284-7869

mmosticchio@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com